EXHIBIT 4.5
- Convenience Translation from Hebrew -

BioCancell Therapeutics Inc.
(the “Company”)

This letter bears value

Re: Allocation Letter No.
Drafted and executed on _________, 20__

To:

Dear Sirs,

1.	The Company hereby allocates in your name ___ warrants (Series __) of the Company exercisable into ordinary shares of the Company, subject to adjustments (the “Warrants”).

2.
The terms of the Warrants allocated to you pursuant to this allocation letter are those stipulated in the Company’s Shelf Prospectus dated October 28, 2009, and the Company’s Shelf Offering Report dated November __, 2010 (Reference No. 2010-01- _____).

3.	The letter bears value and should be preserved.

4.	This letter can be split, transferred or waived.

5.	The Warrants will be registered under your name in the Company’s warrant register.

In witness thereof, we have set forth our hand:

_________________                                           _________________
    _____,______                                                _____,______

BioCancell Therapeutics Inc.

I, the undersigned, ___________, attorney, of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., One Azrieli Center, Round Building, Tel Aviv 67021 Israel, do hereby confirm that this allocation letter was legally executed by the Company.

       _______________________________
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.